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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement(Form S-8) pertaining to the PaineWebber Savings Investment Plan of Paine Webber Group Inc. of our report dated January 30, 1998, with respect to the consolidated financial statements and schedules of Paine Webber Group Inc. included or incorporated be reference in its Annual Report (Form 10-K) for the year ended December 31, 1997.

New York, New York
May 19, 1998